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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-84256, 33-84258, 33-88196 and 333-07255)
and Form S-3 (File Nos. 333-04027 and 333-12533) of Chesapeake Energy Corporation of our report dated September 20, 1995 on our audit of the consolidated financial statements of Chesapeake Energy Corporation appearing on page 31 of this Form 10-K and our report dated September 20, 1995 on our audit of the financial statements of Chesapeake Exploration Limited Partnership appearing on page 63 of the Form 10-K.


/s/ PRICE WATERHOUSE LLP
- ------------------------
PRICE WATERHOUSE LLP

Houston, Texas
September 23, 1996